                                                                 EXHIBIT 12.1

EME Homer City Generation LP
Ratio of Earnings to Fixed Charges (000's)


                                                            YEAR ENDED       YEAR ENDED    NINE MONTHS ENDED   NINE MONTHS ENDED
                                                           DECEMBER 31,     DECEMBER 31,      SEPTEMBER 30,       SEPTEMBER 30,
                                                               2000             1999              2001                2000
                                                         -----------------------------------------------------------------------
EARNINGS:
Income (loss) before income taxes and extraordinary
       item (1999)                                            (3,563)           4,290             57,545             9,489
Adjustments:
       Fixed charges, as below                               149,149          105,860            112,438           111,367
       Interest capitalized                                  (10,282)          (1,779)            (9,651)           (6,873)
                                                         -----------------------------------------------------------------------

Earnings as adjusted                                  (B)    135,304          108,371            160,332           113,983
                                                         =======================================================================


FIXED CHARGES:
Interest on indebtedness (expense and capitalized)           148,936          105,593            112,248           111,207
Interest portion on rental expense                               213              267                190               160
                                                         -----------------------------------------------------------------------
                                                      (A)    149,149          105,860            112,438           111,367
                                                         =======================================================================

Ratio of Earnings to Fixed Charges                              0.91             1.02               1.43              1.02

------------
** Earnings were inadequate to cover fixed charges for the year ended
   December 31, 2000 by $13,845.


Fixed Charge Deficiency: (A) - (B)                        $   13,845

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EME Homer City Generation LP
Ratio of Earnings to Fixed Charges (000's)
Pro forma


                                                            YEAR ENDED       NINE MONTHS ENDED
                                                           DECEMBER 31,         SEPTEMBER 30,
                                                               2000                 2001
                                                         ---------------    --------------------
EARNINGS:
Income (loss) before income taxes                             (3,563)               57,545
Adjustments:
       Fixed charges, as below                               138,867               102,787
       Interest capitalized - none                                --                    --
                                                         -----------            ----------

Earnings as adjusted                                  (B)    135,304               160,332
                                                         ===========            ==========


FIXED CHARGES:
Interest on indebtedness (including $250M loan)              138,654               102,597
Interest portion on rental expense                               213                   190
                                                         -----------            ----------
                                                      (A)    138,867               102,787
                                                         ===========            ==========

Ratio of Earnings to Fixed Charges                              0.97                  1.56

------------
** Earnings were inadequate to cover fixed charges for the year ended
   December 31, 2000 by $3,563.


Fixed Charge Deficiency: (A) - (B)                        $    3,563